Exhibit 24 – Power of Attorney

POWER OF ATTORNEY

Each of the undersigned, being a director or officer of Intervest Bancshares Corporation hereby constitutes and appoints Lowell S. Dansker and John J. Arvonio, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements on Form S-3 pursuant to the requirements of the Securities Act of 1933, as amended, or such other form as such attorney-in-fact may deem necessary or desirable, any amendments thereto, and all additional amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Registration Statement shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 12th day of January, 2009.

Date: January 12, 2009	/s/ Michael A. Callen
Michael A. Callen

Date: January , 2009

Paul R. DeRosa

Date: January 12, 2009	/s/ Wayne F. Holly

Wayne F. Holly

Date: January 12, 2009	/s/ Lawton Swan, III

Lawton Swan, III

Date: January 12, 2009	/s/ Thomas E. Willett

Thomas E. Willett

Date: January 14, 2009	/s/ David J. Willmott

David J. Willmott

Date: January 12, 2009	/s/ Wesley T. Wood

Wesley T. Wood